Exhibit 99.2

Patni Computer Systems Limited and subsidiaries Unaudited Condensed Consolidated Balance Sheets

	December 31, 2010	March 31, 2011
As of Assets	(Audited)
Current assets
Cash and cash equivalents	$78,734,320	$52,931,448
Investments	280,549,767	324,765,842
Investment held to maturity	3,087,383	—
Accounts receivable, net	121,617,345	114,062,796
Unbilled revenue	30,730,943	56,101,982
Advance income taxes	4,325,109	7,799,026
Deferred income taxes	35,541,868	41,445,505
Prepaid expenses	3,652,617	4,384,312
Other current assets	18,313,620	15,468,803

Total current assets	$576,552,972	$616,959,714

Advance income taxes	$4,583,402	$6,306,540
Deferred income taxes	16,621,609	14,147,060
Investment in equity affiliate	488,922	405,302
Other assets	36,410,401	36,901,936
Property, plant and equipment, net	136,236,454	135,572,765
Intangible assets, net	32,228,529	31,058,612
Goodwill	69,661,458	69,840,430

Total assets	$872,783,747	$911,192,359

Liabilities and shareholders’ equity
Current liabilities
Capital lease obligation	$82,894	$87,916
Trade accounts payable	5,886,033	5,270,843
Billings in excess of costs and estimated earnings on uncompleted contracts	17,921,494	17,573,012
Income taxes payable	2,987,781	8,204,483
Accrued expenses	60,436,873	54,791,956
Other current liabilities	35,510,906	35,868,697

Total current liabilities	$122,825,981	$121,796,907

Capital lease obligations excluding current portion	$135,743	$166,659
Other liabilities	22,407,381	21,329,988
Income taxes payable	26,598,830	29,899,336
Deferred income taxes	980,728	1,412,324

Total liabilities	$172,948,663	$174,605,214

Commitments and contingencies

Shareholders’ Equity

Common shares Rs. 2 par value; Authorized 250,000,000 shares (Issued and outstanding; 131,419,080 shares and 133,407,745 shares as of December 31, 2010 and March 31, 2011, respectively).	$5,814,923	$5,902,818
Additional paid-in capital	296,028,439	302,838,975
Retained earnings	402,469,572	428,957,244
Accumulated other comprehensive income/(loss)	(4,477,850)	(1,111,892)

Total shareholders’ equity	$699,835,084	$736,587,145

Total liabilities and shareholders’ equity	$872,783,747	$911,192,359

See accompanying notes to the unaudited condensed consolidated financial statements

Patni Computer Systems Limited and subsidiaries Unaudited Condensed Consolidated Statements of Income

Three months ended	March 31, 2010	March 31, 2011
Net revenues	$172,312,222	$190,313,771
Cost of revenues	106,274,166	127,351,978

Gross profit	66,038,056	62,961,793

Selling, general and administrative expenses	34,609,139	36,358,863
Foreign exchange (gain)/loss, net	(4,767,038)	(5,459,610)

Operating income	36,195,955	32,062,540

Other income/(expense)
Interest and dividend income	3,956,614	3,818,695
Interest expense	(484,694)	(105,796)
Gain on sale of investments, net	600,661	951,938
Equity in losses of affiliate	—	(74,998)
Other income, net	336,554	182,450

Income before income taxes	40,605,090	36,834,829
Income tax expense	7,299,084	10,347,157

Net income	$33,306,006	$26,487,672

Earnings per share

Basic	$0.26	$0.20
Diluted	$0.25	$0.20

Weighted average number of common shares used in computing earnings per share

Basic	129,251,485	131,991,860
Diluted	133,200,892	134,910,508

See accompanying notes to the unaudited condensed consolidated financial statements.

Patni Computer Systems Limited and subsidiaries Unaudited Condensed Consolidated Statement of Shareholders’ Equity and Comprehensive Income/(Loss)

						(in $ except share data)
	Common shares		Share Application Money	Additional Paid-In- Capital	Retained Earnings	Comprehensive Income/(Loss)	Accumulated	Shareholders Equity
	Shares	Par value					Other Comprehensive Income/(Loss)
Balance as of January 1, 2010	129,126,032	$5,715,509		$276,475,303	$485,732,388		($20,889,568)	$747,033,632
Issuance of equity shares on exercise of options	212,351	9,253		1,375,415				1,384,668
Share application money pending allotment			74,821					74,821
Compensation cost related to employee stock option plan				2,130,966				2,130,966
Net income					33,306,006	33,306,006		33,306,006
Other comprehensive income:
Translation adjustment						21,794,127		21,794,127
Unrealised gains/ (losses) on investments, net of tax benefit of $220,906						(291,423)		(291,423)
Unrealized gains/ (losses) on derivative instruments:
Unrealized holding gains/ (losses) arising during the period, net of tax of $468,877						8,721,082		8,721,082
Less: Reclassification adjustment included in net income						(1,486,324)		(1,486,324)
Actuarial gain related to pension and other postretirement benefits, net of tax of $13,655						(807)		(807)

Comprehensive income/ (loss)						62,042,661	28,736,655

Balance as of March 31, 2010	129,338,383	$5,724,762	74,821	$279,981,684	$519,038,394		$7,847,087	$812,666,748

See accompanying notes to the unaudited condensed consolidated financial statements.

Patni Computer Systems Limited and subsidiaries Unaudited Condensed Consolidated Statement of Shareholders’ Equity and Comprehensive Income/(Loss)

					(in $ except share data)
	Common shares		Additional Paid-In- Capital	Retained Earnings	Comprehensive Income/(Loss)	Accumulated Other	Shareholders Equity
	Shares	Par value				Comprehensive Income/(Loss)
Balance as of January 1, 2011	131,419,080	$5,814,923	$296,028,439	$402,469,572		($4,477,850)	$699,835,084
Issuance of equity shares on exercise of options	1,988,665	87,895	4,128,825				4,216,720
Tax benefit arising on exercise of stock options			366,269				366,269
Compensation cost related to employee stock option plan			2,315,442				2,315,442

Net income				26,487,672	26,487,672		26,487,672
Other comprehensive income:
Translation adjustment					2,799,600		2,799,600
Unrealised gains on investments, net of tax expense of $64,577					1,170,996		1,170,996
Unrealized gains on derivative instruments:
Unrealized holding gains arising during the period, net of tax of $575,378					852,403		852,403
Less: Reclassification adjustment included in net income					(1,509,494)		(1,509,494)
Actuarial gain related to pension and other postretirement benefits, net of tax -					52,453		52,453

Comprehensive income/ (loss)					29,853,630	3,365,958

Balance as of March 31, 2011	133,407,745	$5,902,818	$302,838,975	$428,957,244		($1,111,892)	$736,587,145

See accompanying notes to the unaudited condensed consolidated financial statements.

Patni Computer Systems Limited and subsidiaries Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended March 31, 2010	Three months ended March 31, 2011
Net income	$33,306,006	$26,487,672
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, amortization and employee stock compensation cost	8,899,816	9,578,860
Deferred taxes	(2,669,949)	(2,344,617)
Provision for (write back)/doubtful debts and advances	580,536	(160,772)
Deferred roll-over gains/(losses) relating to cash flow hedges	698,823	(772,003)
Others	(784,787)	(957,194)
Changes in assets and liabilities	(26,755,141)	(20,618,730)

Net cash provided by operating activities	13,275,304	11,213,216

Investing activities:
Purchase of investments	(500,184,550)	(425,448,491)
Proceeds from sale of investments	481,336,495	387,833,337
Purchase of property, plant and equipment (net)	(2,469,390)	(4,432,732)

Net cash used in investing activities	(21,317,445)	(42,047,886)

Financing activities:
Proceeds from common shares issued	1,384,668	4,216,720
Dividend on common shares	44	18,274
Shares subscribed but unissued	74,821	—
Excess tax benefit arising on exercise of stock options		366,269
Others	(49,967)	(30,384)

Net cash provided by financing activities	1,409,566	4,570,879

Effect of exchange rates changes on cash and cash equivalents	1,891,559	460,919

Net decrease in cash and cash equivalents	(6,632,575)	(26,263,791)
Cash and cash equivalents at the beginning of the period	63,459,115	78,734,320

Cash and cash equivalents at end of the period	$58,718,099	$52,931,448

See accompanying notes to the unaudited condensed consolidated financial statements.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

1	Organization and nature of business

1.1	Patni Computer Systems Limited (“Patni”) together with its subsidiaries, (“Patni Group” or “the Company”) is engaged in IT consulting, software development and Business Process Outsourcing (“BPO”) services.

2	Basis of preparation

2.1	The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (US GAAP), as defined in the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 270, for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. These financial statement should be read in conjunction with the consolidated financial statements and related notes included in the Company’s annual report on Form 20F for the year ended December 31, 2010. These condensed consolidated financial statements in the opinion of management include all adjustments which are of a normal recurring nature that are necessary for a fair presentation of the financial position, results of operations and cash flows for the periods shown.

3	Use of estimates

3.1	The preparation of unaudited condensed consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The most significant estimates relate to contract costs expected to be incurred to complete development of software, allowances for doubtful accounts receivable, future obligations under employee retirement and benefit plans including incentives, useful lives of property, plant and equipment and intangible assets, estimate of future cash flows used in assessing impairment, deferred tax assets and liabilities and provisions for contingencies and litigation.

The Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable. The actual amounts may vary from the estimates used in the preparation of the accompanying unaudited condensed consolidated financial statements. Appropriate changes in estimates are made as management become aware of changes in circumstances surrounding the estimates. Changes in estimates are reflected in the financial statements in the period in which changes are made and, if material, their effects are disclosed in the notes to unaudited condensed consolidated financial statements.

4	Recently Adopted Accounting Standards

4.1	In October 2009, FASB issued ASU 2009-13 which amended revenue recognition guidance for arrangements with multiple deliverables. The new guidance eliminate the requirement that all undelivered elements have Vendor Specific Objective Evidence (VSOE) or Third Party Evidence (TPE) before an entity can recognize the portion of an overall arrangement fee that is attributable to items that already have been delivered. In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, the overall arrangement fee will be allocated to each element (both delivered and undelivered items) based on their relative estimated selling prices.

Application of the “residual method” of allocating an overall arrangement fee between delivered and undelivered elements will no longer be permitted upon adoption of this new FASB guidance. The Company adopted this ASU from January 1, 2011. The adoption of this ASU did not have any impact on Company’s unaudited condensed consolidated financial position, results of operations and cash flow.

4.2	In October 2009, FASB issued ASU 2009-14 which amends ASC Subtopic 985-605 to exclude from its scope tangible products that contain both software and non-software components that function together to deliver a product’s essential functionality. The excluded transactions are accounted for in accordance with ASC Subtopic 605-25, as amended by ASU 2009-13. The Company adopted this ASU from January 1, 2011. The adoption of this ASU did not have any impact on Company’s unaudited condensed consolidated financial position, results of operations and cash flow.

4.3	In April 2010, the Emerging Issues Task Force (EITF) reached a final consensus on milestone method of revenue recognition and published ASU 2010-17, Revenue Recognition - Milestone Method (Topic 605). The scope of this ASU is limited to arrangements that include milestones relating to research or development deliverables. The consensus specifies guidance that must be met for a vendor to recognize consideration that is contingent upon achievement of a substantive milestone in its entirety in the period in which the milestone is achieved. The guidance applies to milestones in arrangements within the scope of this consensus regardless of whether the arrangement is determined to have single or multiple deliverables or units of accounting. The Company adopted this ASU from January 1, 2011. The adoption of this ASU did not have any impact on Company’s unaudited condensed consolidated financial position, results of operations and cash flow.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

4	Recently Adopted Accounting Standards (continued)

4.4	In December 2010, the FASB issued ASU 2010-28, on ‘When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts’. The amendments in this ASU modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that impairment may exist.

Upon adoption of these amendments, an entity with reporting units that have carrying amounts that are zero or negative is required to assess whether it is more likely than not that the reporting units goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of one or more of its reporting units is impaired, the entity should perform Step 2 of the goodwill impairment test for those reporting units. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. Any goodwill impairments occurring after the initial adoption of the amendments should be included in earnings as required by section 350-20-35. The Company adopted this ASU from January 1, 2011. The adoption of this ASU did not have any impact on Company’s unaudited condensed consolidated financial position, results of operations and cash flow.

4.5	In December 2010, FASB issued ASU 2010-29 on Disclosure of Supplementary Pro Forma Information for Business Combinations. The ASU specifies that if a public entity presents comparative financial statements, the entity (acquirer) should disclose revenue and earnings of the combined entity as though the business combinations that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The ASU also expands the supplemental pro forma disclosures under Topic 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. The Company adopted this ASU from January 1, 2011. The adoption of this ASU did not have any impact on Company’s unaudited condensed consolidated financial position, results of operations and cash flow.

4.6	In April 2010, FASB issued ASU 2010-13 which states that an employee share based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity’s equity securities trades should not be considered to contain a condition that is not a market, performance, or service condition. Therefore, such an award should not be classified as a liability based only on this condition if it otherwise qualifies as equity. The Company adopted this ASU from January 1, 2011. The adoption of this ASU did not have any impact on Company’s unaudited condensed consolidated financial position, results of operations and cash flow.

5	Equity affiliate

In June 2010, Patni Computer Systems Japan Inc. has entered into Joint Venture Agreement ( 49% stake ) with J R Kyushu System Solutions Inc. The Joint Venture Company J R Kyushu Patni Systems Inc. was incorporated on July 1, 2010. Patni has invested $585,844 (Japanese Yen 49.0 million) till date. The Company’s share of losses for the three months ended March 31, 2011 and 2010 is $74,998 and $NIL, respectively.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

6	Cash and Cash Equivalents

Details of Cash and cash equivalents held by the Company are as follows:

As of	December 31, 2010	March 31, 2011
Bank Accounts	$57,544,474	$52,687,922
Money in transit	9,602,565	150,000
Term Deposits	11,185,684	—
Cash in hand	401,597	93,526

	$78,734,320	$52,931,448

Cash and cash equivalents as of December 31, 2010 and March 31, 2011 include restricted cash balance of $43,733 and $62,918 respectively. Restrictions are primarily on account of unclaimed dividends.

The following table sets out the details of cash and cash equivalents held in banks:

As of	December 31, 2010	March 31, 2011
Bank Accounts
Bank of America , USA	$21,245,156	$15,963,369
Natwest Bank, UK	14,940,007	10,700,990
Deutsche Bank, Germany	5,976,224	6,131,069
Standard Chartered Bank- EEFC accounts, India	2,638,974	3,818,980
Standard Bank of South Africa, South Africa	1,806,284	2,343,661
ANZ Bank, Australia	1,497,494	2,206,438
ICICI Bank Ltd., India	1,193,546	1,512,940
Citibank EEFC Bank accounts, India	1,521,854	1,342,832
Bank of Tokyo, Japan	988,166	1,169,349
Others *	5,736,769	7,498,294

	$57,544,474	$52,687,922

Money in transit	$9,602,565	$150,000

Term Deposits	$11,185,684	$0

Cash in hand	$401,597	$93,526

Cash and Cash Equivalents	$78,734,320	$52,931,448

*	Others includes bank balances in various accounts with banks spread across various locations in which the Company held balances of less than $1 million.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

7	Investments

7.1	Investment securities consist of the following:

		As of March 31, 2011
	Carrying value	Gross unrealized holding gains	Gross unrealised holding losses	Fair value
Available for sale:
Mutual Fund Units:
- Liquid	$62,717,371	$48,034	($10,044)	$62,755,361
- Fixed Maturity Plan	194,791,054	1,933,497	—	196,724,551
Other investments	64,710,824	578,903	(3,797)	65,285,930

Amount reported as investments - current	$322,219,249	$2,560,434	($13,841)	$324,765,842

		As of December 31, 2010
	Carrying value	Gross unrealized holding gains	Gross unrealised holding losses	Fair value
Available for sale:
Mutual Fund Units:
- Liquid	$68,813,564	$20,333	($100,720)	$68,733,177
- Fixed Maturity Plan	155,993,986	1,047,733	(2,070)	157,039,649
Other Investments	54,431,197	345,744	—	54,776,941

Amount reported as investments - current	$279,238,747	$1,413,810	($102,790)	$280,549,767

Held to maturity:
Term deposit	$3,087,383

Amount reported as investments- non current	$3,087,383

7.2	Dividends from securities available for sale and gross realised gains and losses on sale of securities available for sale are as follows:

Three months ended	March 31, 2010	March 31, 2011
Dividends from securities available for sale	$3,693,012	$3,677,169
Gross realised gains on sale of securities available for sale	772,589	952,226
Gross realised losses on sale of securities available for sale	171,928	288

Maturity profile of investment securities classified as available-for-sale is as follows as of March 31, 2011:

	Carrying value	Fair value
Available for Sale:
Mutual Fund Units (Fixed Maturity Plan)
- Within one year	$194,791,054	$196,724,551

	$194,791,054	$196,724,551

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

7	Investments (Continued)

7.3	Investment securities are held in the following mutual fund and other investment schemes:

As of	December 31, 2010	March 31, 2011
Available for Sale Securities
Kotak Mutual Fund	$37,284,728	$47,455,045
IDFC Mutual Fund	19,827,133	13,190,649
ICICI Prudential Mutual Fund	37,646,505	45,088,211
Birla Sunlife Mutual Fund	24,136,378	34,472,562
Tata Mutual Fund	10,467,497	14,832,100
HDFC Mutual Fund	14,708,649	5,848,200
Reliance Mutual Fund	21,323,306	21,885,744
Religare Mutual Fund	17,000,072	10,319,145
Franklin Templeton Mutual Fund	—	14,071,590
DSP Blackrock Mutual Fund	43,378,558	52,316,666

	$225,772,826	$259,479,912

Other Investments:
Investment in Certificates of Deposit with
Punjab National Bank	$5,512,327	$16,506,780
Oriental Bank of Commerce	—	16,280,109
Allahabad Bank	—	11,026,638
Axis Bank	—	5,401,537
Bank of India	—	5,404,195
State Bank of Bikaner and Jaipur	5,502,936	5,393,568
Corporation Bank	10,642,768	5,262,450
Canara Bank	5,505,621	—
HDFC Bank	5,505,621	—
Union Bank of India	5,580,190	—
Andhra Bank	5,501,588	—
State Bank of Travancore	5,504,279	—
Syndicate Bank	5,510,984	—

Total	$54,766,314	$65,275,277

Others	$10,626	$10,653

	$10,626	$10,653

Total	$280,549,767	$324,765,842

Held to Maturity
NABARD Term Deposit	$3,087,383	—

Total	$3,087,383	—

8	Unbilled revenue and billings in excess of costs and estimated earnings on uncompleted contracts

As of	December 31, 2010	March 31, 2011
Cost incurred on uncompleted contracts	$40,343,460	$54,590,631
Estimated earnings	32,476,123	46,506,534

	72,819,583	101,097,165
Less: Billings till date	(60,010,134)	(62,568,191)

	$12,809,449	$38,528,974

Included in the accompanying balance sheet under the following captions:
Unbilled revenue	30,730,943	56,101,982
Billings in excess of costs and estimated earnings on uncompleted contracts	(17,921,494)	(17,573,012)

	$12,809,449	$38,528,970

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

9	Property, plant and equipment

As at	December 31, 2010	March 31, 2011
Land	$3,826	$3,836
Building	81,188,718	81,407,065
Leasehold improvements	7,797,994	7,736,937
Computer – Hardware and other service equipment	53,678,147	55,860,093
Computer – Software	50,707,944	52,007,133
Furniture and fixtures	22,741,804	22,907,598
Other equipment	42,597,063	42,839,101
Vehicles	1,226,247	1,224,425
Capital work-in-progress	10,621,948	11,096,728
Capital advances	4,186,650	4,983,692

	274,750,341	280,066,608
Less: Accumulated depreciation and amortization	(138,513,887)	(144,493,843)

	$136,236,454	$135,572,765

9.2	Depreciation and amortization on property, plant and equipment and amortization of computer software included in depreciation and amortization of property, plant and equipment is as follows :

	Three months ended March 31, 2010	Three months ended March 31, 2011
Depreciation and amoritization	$5,729,715	$5,682,940
Amortization of computer software	1,039,135	1,705,040

10	Goodwill and intangible assets

10.1	Intangible assets as at December 31, 2010 and Mar 31, 2011 consists of the following:

As of	December 31, 2010	March 31, 2011
Customer related intangibles	$15,237,814	$15,237,814
Technology related intangibles	497,879	497,879
Marketing related intangibles	617,024	617,024
Intellectual property rights	33,912,200	33,912,200
Foreign currency translation adjustment	78,217	488,778

	50,343,134	50,753,695
Less: Accumulated amortization	(18,114,605)	(19,695,083)

	$32,228,529	$31,058,612

During 2007, Patni, through its wholly owned subsidiary, Patni USA, acquired from one of its major customer, the worldwide rights for a software Proprietary Intellectual Property Rights (“IPR”) that enables communication service providers to offer customer management, retail point-of-sale and billing services for a variety of products and services. Cost of acquisition of the IPR amounting to $20,368,600 has been capitalized as an intangible asset and is being amortized over a period of ten years. The Company is using this intellectual property for the purposes of software licensing, provision of reusable IP-led IT services, managed services and provision of hosted or software-as-a-service solutions. A royalty of 5% is payable to seller on sales.

In June 2010, Patni, through its wholly owned subsidiary, Patni UK, acquired from one of its customer, an existing software Intellectual Property Rights (“IPR”) which is used for education sector management in UK and Ireland. Cost of acquisition of the IPR and marketing rights amounting to $12,013,600 has been capitalized as an intangible asset and is being amortized over a period of seven years. The Company intends to increase the revenue by sale of licenses in certain geographies along with significant use in horizontals other than learning domain.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

10	Goodwill and intangible assets (continued)

10.2	Amortization for the three months ended March 31, 2010 and March 31, 2011 amounted to $1,039,135 and $1,580,478, respectively. The estimated amortization for the intangible assets, for the next five years will be as follows:

Year ending December 31,	Remainder of 2011	2012	2013	2014	2015
Amortization	$4,154,023	$5,268,087	$5,177,168	$5,131,722	$4,435,265

10.3	The movement in goodwill balance is given below:

As of	December 31, 2010	March 31, 2011
Balance at beginning of the year	$65,838,531	$69,661,458
Add: Addition	$4,041,635	—
Foreign currency translation adjustment	(218,708)	178,972

Balance at end of the year	$69,661,458	$69,840,430

Goodwill as at December 31, 2010 and March 31, 2011 includes $5,099,412 and $5,191,482, respectively which is deductible for tax purposes as per local taxation laws in the United Kingdom. Goodwill as at December 31, 2010 and March 31, 2011 includes $1,536,978 which is deductible for tax purposes as per local taxation laws in the United States of America.

10.4	Goodwill as of December 31, 2010 and March 31, 2011 has been allocated to the following reportable segments:

Segment	December 31, 2010	March 31, 2011
Financial Services	$2,594,374	$2,594,374
Insurance	$4,041,635	4,041,635
Communication, Media and Utilities	54,767,091	54,946,063
Manufacturing, Retail and Distribution	8,258,358	8,258,358

Total	$69,661,458	$69,840,430

11	Other current liabilities

Other current liabilities consist of the following:

As of	December 31, 2010	March 31, 2011
Deferred revenue	$4,510,358	$2,206,277
Provision for leave pay obligation	12,709,225	14,323,495
Provision for retirement benefits	210,825	211,392
Provision for volume discounts	7,307,137	3,035,990
Capital expenditure payable	1,570,080	1,524,884
Advance from customers	1,473,717	1,975,063
Others	7,729,564	12,591,596

	$35,510,906	$35,868,697

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

12	Fair Value Measurement

On January 1, 2008, the Company adopted ASC 820 (previously FASB Statement No. 157 “Fair Value Measurements”). As a result, the Company now classifies its inputs used to measure fair value into the following hierarchy:

Level 1 :	Unadjusted quoted market prices in active market.

Level 2:

Unadjusted quoted prices in active markets for similar assets or liabilities or

Unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active or

Inputs other than quoted prices that are observable for the asset or liability.

Level 3 :	Unobservable inputs for the assets or liability.

On January 1, 2008, the Company adopted the provisions of ASC 825 (previously FASB Statement No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities”), which gives the Company the irrevocable option to report most financial assets and financial liabilities at fair value on an instrument-by-instrument basis, with changes in fair value reported in earnings. The Company has not elected the irrevocable option to report its financial assets and financial liabilities at fair value.

As of March 31, 2011, the fair value of the Company’s financial assets and liabilities that are measured at fair value on recurring basis, for each hierarchy level, is summarized in the following table:

	Total	Level 1	Level 2	Level 3
Assets :
Current assets
Liquid mutual funds	$62,755,361	—	$62,755,361	—
Fixed maturity plan	196,724,551	—	196,724,551	—
Other investments	65,285,930	—	65,285,930	—
Foreign currency exchange derivatives	6,313,907	—	6,313,907	—

Total Current assets	$331,079,749

Liabilities :
Non Current liabilities
Foreign currency exchange derivatives	6,677,381	—	6,677,381	—

Total Non current liabilities	$6,677,381

As of December 31, 2010, the fair value of the Company’s financial assets and liabilities that are measured at fair value on recurring basis, for each hierarchy level, is summarized in the following table:

	Total	Level 1	Level 2	Level 3
Assets :
Current assets
Liquid mutual funds	$68,733,177	—	$68,733,177	—
Fixed maturity plan	157,039,649	—	157,039,649	—
Other investments	54,776,941	—	$54,776,941	—
Foreign currency exchange derivatives	5,177,058	—	5,177,058	—

Total Current assets	$285,726,825

Liabilities :
Non Current liabilities
Foreign currency exchange derivatives	6,539,231	—	6,539,231	—

Total Non current liabilities	$6,539,231

Investments

The Company’s investments consist primarily of investment in debt linked mutual funds and certificates of deposit with banks. Fair value of debt linked mutual funds are based on prices as stated by the issuers of mutual funds and are classified as Level 2. Fair value of investments in certificate of deposits, classified as available for sale is determined using observable market inputs and are classified as Level 2.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

12	Fair Value Measurement (Continued)

Derivative Financial Instruments

The Company’s derivative financial instruments consist of foreign currency forward exchange and option contracts. Fair value of derivative financial instruments are based on prices as provided by the banks and are classified as Level 2. The fair value is also obtained from independent third party dealers. All of the significant inputs to the third-party valuation models are observable in active markets. Inputs include current market-based parameters such as forward rates, yield curves and credit default swap pricing.

Assets and liabilities not measured at fair value

The fair value of Company’s current assets and current liabilities approximate their carrying value because of their short-term maturity. Such financial instruments are classified as current and are expected to be liquidated within the next twelve months. The fair value of capital lease obligations has been estimated by discounting cash flows based on current rate available to the Company for similar types of borrowing arrangements. The fair value and carrying value of capital lease obligations is set out below:

Capital lease obligations	Fair Value	Carrying value
At December 31, 2010	$222,995	$218,637
At March 31, 2011	259,282	254,573

13	Derivative financial instruments

13.1	The Company enters into foreign currency forward and option contracts (‘derivative contracts’) to mitigate the risk of changes in foreign exchange rates on inter-company and end customer accounts receivables, and forecasted sales transactions. At March 31, 2011, the Company’s derivative contracts mature within one month upto twenty six months.

Since there is a direct relationship between the derivative contracts and the currency denomination of the underlying transactions, these derivative contracts are highly effective in hedging the future cash flows. These derivative contracts meet the criteria for cash flow hedge accounting treatment and, accordingly, the effective portion of gains or losses in respect of these derivative contracts are included in other comprehensive income/(loss) and are recognized in the unaudited condensed consolidated statement of income upon occurrence of the underlying hedged transaction.

In respect of forward contracts with maturities less than or equal to 18 months and designated as a cash flow hedge, the hedge effectiveness is assessed based on changes in fair value attributable to changes in spot prices. Accordingly, the changes in the fair value of the contract related to the changes in the difference between the spot price and the forward or futures price is excluded from assessment of hedge effectiveness and are recognized in unaudited condensed consolidated statements of income.

In respect of all range forward contracts and other forward contracts maturing beyond 18 month period and designated as a cash flow hedge, the hedge effectiveness is assessed based on overall changes in fair value, and the effective portion of gains or losses are included in other comprehensive income/(loss). Gains and losses on the derivative representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in unaudited condensed consolidated statement of income.

The Company discontinues hedge accounting prospectively when it determines that the derivative is no longer effective in offsetting cash flows attributable to the hedged risk, the derivative expires or is sold, terminated, or exercised. In all situations in which hedge accounting is discontinued and the derivative remains outstanding, the Company continues to carry the derivative at its fair value on the balance sheet and recognizes any subsequent changes in its fair value in the consolidated statement of income. When it is probable that a forecasted transaction will not occur, the Company discontinues hedge accounting and recognizes immediately in the unaudited condensed consolidated statement of income gains and losses that were accumulated in other comprehensive income/(loss) related to the hedging relationship.

In addition, the Company enters in to certain foreign exchange derivative contracts that are not accounted for as hedges under the FASB guidance to hedge the foreign exchange risks related to balance sheet items such as foreign currency receivables. Realized gains or losses and changes in the fair value of these derivative contracts are recorded in the unaudited condensed consolidated statement of income.

At December 31, 2010 and March 31, 2011, the Company had $978,950 and $321,860 resepectively of net gains (net of taxes) related to cash flow hedges deferred in accumulated other comprehensive income/(loss).

At December 31, 2010 and March 31, 2011, $5,671,837 and $5,103,855, respectively of deferred gains on derivative instruments accumulated in other comprehensive income are expected to be reclassified to earnings during the next 12 months. There were no cash flow hedges which were discontinued during the period because of non-occurence of forecasted transaction.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

13	Derivative financial instruments (Continued)

13.2	The following table presents the aggregate contracted principal amounts of the Company’s derivative contracts outstanding:

	Currency	December 31, 2010	March 31, 2011
Forward contracts sell	USD	314,325,000	294,750,030
Forward contracts sell	JPY	500,000,000	600,000,000
Forward contracts sell	GBP	8,730,000	9,730,000

Derivatives designated as hedging instrument		December 31, 2010	March 31, 2011
As of	Balance Sheet location	Fair Value	Fair Value
Foreign currency exchange contracts	Other Current assets	$4,223,950	$5,218,680
Foreign currency exchange contracts	Other liabilities	6,539,231	6,677,381

Derivatives not designated as hedging instrument		December 31, 2010	March 31, 2011
As of	Balance Sheet location	Fair Value	Fair Value
Foreign currency exchange contracts	Other Current assets	$953,108	$1,095,227

Derivatives not designated as hedging instrument Three months ended	Statement of Income	March 31, 2010	March 31, 2011
Foreign currency exchange contracts (Note a)	Foreign exchange loss/(gain), net	($1,804,141)	($1,871,862)

a) These foreign currency exchange contracts were entered into to hedge the fluctuations in foreign exchange rates for recognized balance sheet items such as inter company and end customer receivables, and were not originally designated as hedges. Realized (gains)/ losses and changes in the fair value of these derivatives are recorded in foreign exchange (gains) losses, net in the unaudited condensed consolidated statements of income.

The following table summarizes the location and amount of gains and losses on derivative instrument in the unaudited condensed consolidated statements of income segregated by type of contract and designation for the period ended March 31, 2011:

Derivatives in Cash Flow Hedging Relationship	Amount of (Gains)/Loss Recognised in OCI on Derivative (Effective Position)	Location of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective Position)	Amount of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective Position)	Location of (Gain)/ Loss Recognised in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain)/ Loss Recognised in income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Foreign currency exchange contracts	($852,403)	Foreign exchange (gain)/ loss	($1,509,494)	Foreign exchange (gain)/ loss net	($1,317,553)

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

13	Derivative financial instruments (continued)

The following table summarizes the location and amount of gains and losses on derivative instrument in the unaudited condensed consolidated statements of income segregated by type of contract and designation for the period ended March 31, 2010:

Derivatives in Cash Flow Hedging Relationship	Amount of (Gains)/Loss Recognised in OCI on Derivative (Effective Position)	Location of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective Position)	Amount of (Gain)/ Loss Reclassified from Accumulated OCI into Income (Effective Position)	Location of (Gain)/ Loss Recognised in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain)/ Loss Recognised in income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Foreign currency exchange contracts	($8,721,082)	Foreign exchange (gain)/ loss	($1,486,324)	Foreign exchange (gain)/loss net	($1,080,116)

The Company mitigates the credit risk of these derivatives by transacting with highly rated counterparties in India which are major banks. As of March 31, 2011, the Company has evaluated the credit and non-performance risks associated with the counterparties, and believes that the impact of the credit risk associated with the outstanding derivatives was insignificant.

14	Employee stock compensation plans

14.1	On June 30 2003, Patni established the ‘Patni ESOP 2003’ plan (‘the plan’ ) Under . the plan, the Company is authorized to issue up to 11,142,085 equity shares to eligible employees. Employees covered by the Plan are granted an option, which may be based on service or performance criteria, to purchase shares of the Company subject to the requirements of vesting. The options vest in a graded manner from one year to four years and expire at the end of five years from the date of vesting. The Stock based compensation expense is recognized over the vesting term of each separately vesting portion of an award (accelerated amortization method). A compensation committee constituted by the Board of Directors of the Company administers the plan. The plan has been amended to enable the Company to issue up to 2,000,000 ADR linked options (wherein one ADR linked option is equal to two equity shares of the Company) to the employees of the Company as well as its subsidiaries. Accordingly, “Patni ESOP 2003- Revised 2009” has come into force with effect from June 21, 2006.

In June 2009, the shareholders authorised the Company to issue additional 8,000,000 equity shares to eligible employees under the “Patni ESOP 2003 - Revised 2009”plan.

The weighted average grant date fair values of options granted during the three months ended March 31, 2011 was $NIL for equity linked options and $NIL for ADR linked options, respectively. The weighted average grant date fair values of options granted during the three months ended March 31, 2010 was $7.92 for equity linked options and $17.82 for ADR linked options.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

14	Employee stock compensation plans (Continued)

14.2	Stock options activity under the plan is as follows:

	Three months ended March 31, 2011
	Shares arising out of options	Exercise price	Weighted average remaining contractual life (months)
Outstanding at the beginning of the period	2,315,895	$0.04	59
	1,650,000	$2.05-$2.75	68
	101,853	$3.16	17
	627,012	$5.51-$7.35	22
	1,807,188	$7.55-$11.18	51

Granted during the period	—	$0.00	—

Forfeited during the period	(14,577)	$0.04	—
	(1,025)	$3.16	—
	(46,500)	$5.51-$7.35	—
	(40,350)	$7.55-$11.18	—

Exercised during the period	(917,040)	$0.04	—
	(750,000)	$2.05-$2.75	—
	(11,975)	$3.16	—
	(153,434)	$5.51-$7.35	—
	(156,216)	$7.55-$11.18	—

Outstanding at the end of the period
	1,384,278	$0.04	57
	900,000	$2.05-$2.75	76
	88,853	$3.16	14
	427,078	$5.51-$7.35	20
	1,610,622	$7.55-$11.18	48

Exercisable at the end of the period	149,168	$0.04	55
	88,853	$3.16	14
	427,078	$5.51-$7.35	20
	1,100,847	$7.55-$11.18	36

Vested and expected to Vest	1,303,160	$0.04	58
	900,000	$2.05-$2.75	76
	88,853	$3.16	14
	419,478	$5.51-$7.35	20
	1,610,268	$7.55-$11.18	48

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

14	Employee stock compensation plans (Continued)

14.3	The fair value of each option is estimated on the date of grant using the Black Scholes with the following assumptions for equity linked options.

Three months ended	March 31, 2010	March 31, 2011
Dividend yield	1.06%	—
Expected life	3.5 - 6.5 years	—
Risk free interest rates	6.81% - 7.68%	—
Volatility	37.80% - 41.82%	—
Weighted average volatility	39.80%	—

The fair value of each option is estimated on the date of grant using the Black-Scholes model with the following assumptions for ADR linked options.

Three months ended	March 31, 2010	March 31, 2011
Dividend yield	1.06%	—
Expected life	3.5 - 6.5 years	—
Risk free interest rates	1.56% - 2.93%	—
Volatility	42.70% - 46.33%	—
Weighted average volatility	44.59%	—

14.4	The aggregate intrinsic value of options exercised and fair value of options vested is as follows:

Three months ended	March 31, 2010	March 31, 2011
Intrinsic value of options exercised	$885,170	$15,974,152
Fair value of options vested	1,224,080	1,568,390

14.5	The intrinsic value of options outstanding, exercisable and expected to vest is as follows:

As of	December 31, 2010	March 31, 2011
Intrinsic value of options outstanding	$43,808,966	$26,404,677
Intrinsic value of options exercisable	10,136,182	5,072,896
Intrinsic value of options expected to vest	42,731,933	25,526,513

14.6 The compensation expense recognized as cost of revenues and selling, general and administrative expense is as follows :

Three months ended	March 31, 2010	March 31, 2011
Cost of Revenues	$769,952	$497,646
Selling, general and administrative expenses	1,361,014	1,817,796

The simplified method is used to estimate the expected term of the instruments in the option valuation model which is based on the vesting term and contractual term of the option as the Company does not have sufficient historical data on option exercise.

As of March 31, 2011, the total compensation cost related to non-vested awards not yet recognized is $5,787,529 and the weighted average period over which it is expected to be recognized is 12 months.

Patni Computer Systems Limited and subsidiaries Notes to the unaudited condensed consolidated financial statements (Continued)

15	Income tax

15.1	Income tax expense is determined on the best estimate of the effective tax rate expected to be applicable for the full fiscal year.

15.2	Income tax expense attributable to income from continuing operations consists of the following:

Three months ended	March 31, 2010	March 31, 2011
Current taxes	$9,969,033	$12,691,774
Deferred taxes	(2,669,949)	(2,344,617)

Total	$7,299,084	$10,347,157

15.3	A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

Balance at January 1, 2011	$32,414,543
Additions based on tax positions related to the three months period ended March 31, 2011	1,849,310
Reductions based on tax position for the three months period ended March 31, 2011	—
Exchange difference and others	(279,632)
Balance at March 31, 2011	$33,984,222

The Company recognizes interest and penalties related to uncertain tax positions in other (expense)/ income. As of March 31, 2011, the Company has $1,635,410 of accrued interest and penalties related to uncertain tax positions.

The Company’s two major tax jurisdictions are India and the U.S., though the Company also files tax returns in other foreign jurisdictions. In India, the assessment is not yet completed for the tax year 1999-2000 and onwards. In the U.S, tax returns pertaining to fiscal years 2007 and onwards remain subject to examination.

As of March 31, 2011, the Company had $31,433,398 of net unrecognized tax benefits arising out of tax positions which would affect the effective tax rate if recognized.

The Tax holiday available to the Company which was extended by Finance Act 2009 for a period of one year has expired on March 31, 2011.

16	Segment Information

16.1	The Company’s operations relate to providing IT services and solutions, delivered to customers operating in various industry segments. Accordingly, revenues represented along industry classes comprise the principal basis of segmental information set out in these unaudited condensed consolidated financial statements. Secondary segmental reporting is performed on the basis of the geographical location of the customers. The accounting policies consistently used in the preparation of the consolidated financial statements are also consistently applied to individual segment information.

16.2	Industry segments of the Company comprise financial services, insurance services, manufacturing, retail and distribution companies, communications, media and utilities, and technology practice (comprising of product engineering). The Company evaluates segment performance and allocates resources based on revenue growth. Revenue in relation to segments is categorized based on items that are individually identifiable to that segment. Costs are not specifically allocable to individual segment as the underlying resources and services are used interchangeably. Property, plant and equipment used in the Company’s business or liabilities contracted have not been identified to any of the reportable segments, as the property, plant and equipment and services are used interchangeably between segments.

16.3	Patni’s geographic segmentation is based on location of customers and comprises United States of America (‘USA’), Europe, Japan, India and Others. Revenue in relation to geographic segments is categorized based on the location of the specific customer entity for which services are performed irrespective of the customer entity that is billed for the services and whether the services are delivered onsite or offshore. Categorization of customer related assets and liabilities in relation to geographic segments is based on the location of the specific customer entity which is billed for the services.

16.4	Substantial portion of Patni’s long lived assets are located in India.

Patni Computer Systems Limited and subsidiaries
Notes to the unaudited condensed consolidated financial statements ( Continued )

16	Segment information (Continued)

Industry segments

Particulars	Financial services	Insurance	Manufacturing, Retail and Distribution	Communication, Media & Utilities	Product Engineering	Total
			March 31, 2010
Revenues
- For the three month period	$20,181,685	$49,908,504	$53,095,104	$21,086,789	$28,040,140	$172,312,222

			March 31, 2011
Revenues
- For the three month period	21,100,587	55,181,830	58,196,823	22,967,032	32,867,499	$190,313,771

			As of December 31, 2010
Accounts receivables, net	$12,236,355	$34,160,499	$38,090,764	$16,097,032	$21,032,695	$121,617,345
Billings in excess of cost and estimated earnings on uncompleted contracts	(710,261)	(938,063)	(2,817,444)	(975,887)	(12,479,839)	(17,921,494)
Advance from customers	(352,443)	(218,900)	(549,986)	(212,908)	(139,480)	(1,473,717)
Unbilled revenue	2,889,762	5,723,942	10,008,544	5,808,900	6,299,795	30,730,943

			As of March 31, 2011
Accounts receivables, net	$12,756,230	$28,367,949	$37,058,876	$15,949,751	$19,929,990	$114,062,796
Billings in excess of cost and estimated earnings on uncompleted contracts	(127,496)	(839,243)	(1,698,911)	(221,298)	(14,686,064)	(17,573,012)
Advance from customers	(363,616)	(422,983)	(800,808)	(218,256)	(169,400)	(1,975,063)
Unbilled revenue	$4,574,019	$17,909,303	$16,443,994	$7,660,052	$9,514,614	56,101,982

Geographic segments

Particulars	USA	Europe	Japan	India	Others	Total
			March 31, 2010
Revenues
- For the three month period	$135,551,447	$20,844,571	$5,588,083	$4,001,124	$6,326,997	$172,312,222

			March 31, 2011
Revenues
- For the three month period	147,307,828	25,821,964	5,701,647	4,001,099	7,481,233	$190,313,771

			As of December 31, 2010
Accounts receivables, net	$94,155,394	$16,680,445	$1,674,872	$4,946,091	$4,160,543	$121,617,345
Billings in excess of cost and estimated earnings on uncompleted contracts	(4,066,674)	(11,003,308)	(1,888,724)	(155,222)	(807,566)	(17,921,494)
Advance from customers	(938,148)	(347,963)	(138,503)	(6,500)	(42,603)	(1,473,717)
Unbilled revenue	$20,791,297	$6,288,255	$1,012,858	$807,555	$1,830,978	30,730,943

			As of March 31, 2011
Accounts receivables, net	$85,352,199	$21,657,672	$1,778,591	$2,235,519	$3,038,815	$114,062,796
Billings in excess of cost and estimated earnings on uncompleted contracts	(2,316,963)	(12,621,510)	(2,311,223)	(97,078)	(226,238)	(17,573,012)
Advance from customers	(1,287,053)	(388,021)	(218,087)	(21,882)	(60,020)	(1,975,063)
Unbilled revenue	$41,696,026	$8,874,021	$1,118,783	$1,335,003	$3,078,149	56,101,982

16.5	One customer accounted for 11% and 11% of the total revenues for the three months ended March 31, 2010 and 2011, respectively. Net receivables from this customer as at December 31, 2010 and March 31, 2011 amounted to 15% and 12%, respectively of the total net receivables. The revenues from this customer were across all the industry segments of the Company. Another customer in the Insurance industry segment accounted for 12% and 10% of the total revenues for the three months ended March 31, 2010 and 2011, respectively. Net receivables for this customer as at December 31, 2010 and March 31, 2011 amounted to 6% and 11% of the total net receivables, respectively.

17	Earnings per share

A reconciliation of the common shares used in the computation of basic and diluted earnings per share is set out below:

Three months ended	March 31, 2010	March 31, 2011
Common shares
Weighted average number of shares outstanding	129,251,485	131,991,860
Effect of dilutive equivalent shares-stock options outstanding	3,949,408	2,918,648
Weighted average number of equity shares and dilutive equivalent shares outstanding	133,200,892	134,910,508

Options to purchase 561,600 and 531,500 equity shares were outstanding as at March 31, 2010 and 2011, respectively, but were not included in the computation of diluted earnings per share because the exercise price of the options was greater than the average market price of the equity shares.

Patni Computer Systems Limited and subsidiaries
Notes to the unaudited condensed consolidated financial statements (Continued)

18	Commitments and contingencies

18.1	The Company is obligated under a number of contracts relating to capital expenditure. Estimated amounts remaining to be executed on such contracts (net of advances), aggregated $54,468,441 and $54,668,438 at December 31, 2010 and March 31, 2011, respectively.

18.2	Guarantees given by banks on behalf of Patni amounted $3,949,304 and $3,928,068 as at December 31, 2010 and March 31, 2011, respectively.

18.3	In December 2008, the Company received a demand of approximately `459 million for the Assessment Year (A.Y.) 2003-04 including an interest demand of `259 million ($10,288,581 including an interest demand of approximately $5,801,798) and another demand in January 2009 of approximately `1,133 million for the Assessment. Year. 2005-06 including an interest demand of approximately `423 million ($25,413,884 including an interest demand of approximately $9,477,699). These demands concern the same issue of disallowance of tax benefits under Section 10A of the Indian Income Tax Act, 1961(‘ACT’) as per earlier assessments. Subsequently, in June 2010, the Company has filed an further extension for stay of demand.

As per stay of demand order, till March 2011, the Company has paid sum of `66 million ($1,480,485) for the Assessment Year 2003-04 and `239 million ($5,348,365) for the Assessment. Year. (‘A.Y.’) 2005-06 in respect of the matters under appeal. Management considers these demands as not tenable against the Company, and therefore no provision for this tax contingency has been established.

The tax department had earlier rejected the Company’s claim under section 10A of the Act and raised a demand of approximately `630 million including an interest demand of `187 million($14,135,711 including an interest demand of approximately $4,191,341) for A.Y. 2004-05 and `262 million including an interest demand of `140 million ($5,870,345 including an interest demand of approximately $3,137,670) for A.Y. 2002-03 in December 2006 and December 2007, respectively. However on appeal, in 2008 the CIT (Appeal) had allowed the claim in favour of the Company under section 10A of the Act. The Indian Income tax department has appealed against the CIT (Appeal’s) orders in respect of assessment year 2002-03 and 2004-05 in the Indian Income Tax Appellate Tribunal. Management considers these demands as not tenable against the Company, and therefore no provision for this tax contingency has been established.

In November 2010, the Company has received demand order for A.Y.2006-07 for a sum of `1,262 million including an interest demand of `442 million ($28,304,788 including an interest demand approximately $9,906,980) disallowing tax benefits under Section 10A of the Act as per the earlier assessments, as well as making a Transfer Pricing Adjustment for the Company’s BPO operations. The Company has filed the appeal before the Indian Income Tax Appellate Tribunal and also filed an appeal for the stay of demand with the tax department. Management considers these disallowances as not tenable against the Company, and therefore no provision for this tax contingency has been established.

In December 2010, the Income tax department has issued draft assessment order for A.Y.2007-08 disallowing tax benefits under Section 10A of the Act as per the earlier assessments, as well as making a Transfer Pricing Adjustment for delayed recoveries from Associate’s Enterprises. The Company has filed the objections against the draft order before the Dispute Resolution Panel (“DRP”) newly set up under the Income Tax Act, 1961. Management considers these disallowances as not tenable against the Company, and therefore no provision for this tax contingency has been established.

Certain other income tax related legal proceedings are pending against the Company. Potential liabilities, if any, have been adequately provided for, and the Company does not currently estimate any incremental liability in respect of these proceedings. Additionally, the Company is also involved in lawsuits and claims which arise in ordinary course of business. There are no such matters pending that the Company expects to be material in relation to its business.

19	Change in Estimates

As per the Company’s practice, it has finalized the amount of incentive payable to certain employees for the fiscal year December 31, 2010 based on completion of employee appraisals during the current quarter ended March 31, 2011. Accordingly, the Company has reversed incentive accrual amounting to $1,948,901, which has been included in personnel cost in the consolidated statement of income for the three months period ended March 31, 2011.

20	Subsequent Event

Pan-Asia iGATE Solutions and iGATE Global Solutions Limited entered into share and securities purchase agreements on January 10, 2011 with the promoter group of Patni and General Atlantic Mauritius Limited to acquire 63% equity capital of the Company at a price of `503.50 per share, subject to fulfillment of certain conditions.

Pursuant to and in compliance with, among others, of SEBI Take Over Regulations, Pan-ASIA iGATE Solutions and iGATE Global Solutions Limited along with iGATE Corporation have made an Open Offer to acquire 2,70,85,565 shares representing 20% shares (diluted equity capital) of the Company at a price of `503.50 for each share. The Offer opened on April 8, 2011 and closed on April 27, 2011. The total valid shares tendered under the offer were 3,43,76,254 and the total shares accepted under the offer are 2,70,85,565 amounting to an acceptance ratio of 78%.